UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report – June 20, 2013

(Date of earliest event reported)

INGERSOLL-RAND PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-34400	98-0626632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170/175 Lakeview Drive

Airside Business Park

Swords, Co. Dublin

Ireland

(Address of principal executive offices, including zip code)

(353)(0)18707400

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 20, 2013, Ingersoll-Rand Global Holding Company Limited (“IR Global”) issued $350,000,000 aggregate principal amount of its 2.875% Senior Notes due 2019 (the “2019 Notes”), $700,000,000 aggregate principal amount of its 4.250% Senior Notes due 2023 (the “2023 Notes”) and $500,000,000 aggregate principal amount of its 5.750% Senior Notes due 2043 (the “2043 Notes” and, together with the 2019 Notes and the 2023 Notes, the “Notes”) pursuant to an indenture, dated June 20, 2013 (the “Base Indenture”), among IR Global, as issuer, Ingersoll-Rand plc, Ingersoll-Rand Company Limited and Ingersoll-Rand International Holding Limited, as guarantors (the “Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, relating to the 2019 Notes, the Second Supplemental Indenture, relating to the 2023 Notes, and the Third Supplemental Indenture, relating to the 2043 Notes, among IR Global, the Guarantors and the Trustee, each dated June 20, 2013 (collectively, the “Supplemental Indentures” and, together with the Base Indenture, the “Indenture”).

The Notes were offered and sold either to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or to persons outside the United States under Regulation S of the Securities Act.

The Notes are senior unsecured obligations of IR Global and rank equally with all of IR Global’s existing and future senior unsecured indebtedness. The guarantees of the Notes are senior unsecured obligations of each Guarantor and rank equally with all of such Guarantor’s existing and future senior unsecured indebtedness.

IR Global will pay interest (i) on the 2019 Notes semi-annually on January 15 and July 15, beginning January 15, 2014, to holders of record on the preceding January 1 and July 1, and (ii) on the 2023 Notes and the 2043 Notes semi-annually on June 15 and December 15, beginning December 15, 2013, to holders of record on the preceding June 1 and December 1. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. The 2019 Notes will mature on January 15, 2019, the 2023 Notes will mature on June 15, 2023 and the 2043 Notes will mature on June 15, 2043. IR Global may redeem the Notes of any series in whole or in part at any time and from time to time prior to their stated maturity at a redemption price equal to the greater of 100% of their principal amount and a “make-whole” redemption price. In the event of a change of control triggering event (as defined in the Indenture), the holders of the Notes may require IR Global to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase. If, as a result of certain tax law changes, IR Global would be obligated to pay additional amounts in respect of withholding taxes or certain other tax indemnification payments with respect to any series of the Notes, and such obligation cannot be avoided by taking reasonable measures available to IR Global, IR Global may redeem the Notes of such series in whole, but not in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, and all additional amounts, if any, then due or becoming due on the redemption date. The Notes are subject to certain customary covenants, including limitations on Ingersoll-Rand plc and its restricted subsidiaries’ ability to incur indebtedness secured by certain liens and to engage in certain sale and leaseback transactions, and on each of IR Global and the Guarantors’ ability to consolidate or merge with or into, or sell substantially all of its assets to, another person. These covenants are subject to important limitations and exceptions.

In connection with the issuance of each series of Notes, IR Global, the Guarantors and the initial purchasers of the Notes entered into a Registration Rights Agreement (collectively, the “Registration Rights Agreements”), dated June 20, 2013. Each Registration Rights Agreement requires IR Global and the Guarantors to use their commercially reasonable efforts to have an exchange offer registration statement declared effective by the U.S. Securities and Exchange Commission (the “SEC”) no later than 365 days after the closing date of the Notes offering and to complete an exchange offer within 30 business days of such effective date. IR Global and the Guarantors have also agreed, under certain circumstances, to use their commercially reasonable efforts to file with the SEC a shelf registration statement covering resales of such Notes and related guarantees and use their commercially reasonable efforts to cause such registration statement to be declared effective as provided for in each Registration Rights Agreement. In the event of certain defaults under any Registration Rights Agreements, IR Global may be required to pay additional interest on the applicable series of Notes at a rate not to exceed 1.0% per year.

The net proceeds from the offerings of the Notes will be used to fund the redemption of IR Global’s $600 million aggregate principal amount of 6.00% Senior Notes due 2013 and $655 million aggregate principal amount of 9.50% Senior Notes due 2014 and to fund expenses related to the previously announced separation of the commercial and residential security businesses and related transactions, with any remaining proceeds to be used for general corporate purposes.

Copies of the Base Indenture, the Supplemental Indentures and a form of the Registration Rights Agreement are included with this current report on Form 8-K as exhibits 4.1 through 4.5, and are incorporated by reference as though fully set forth herein. The foregoing descriptions of the Base Indenture, the Supplemental Indentures and the Registration Rights Agreements are summaries only and are qualified in their entirety by the complete text of each of such documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures set forth in Item 1.01 pertaining to the Notes are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 20, 2013, by and among Ingersoll-Rand Global Holding Company Limited, as issuer, Ingersoll-Rand plc, Ingersoll-Rand Company Limited and Ingersoll-Rand International Holding Limited, as guarantors and The Bank of New York Mellon, as Trustee.

4.2	First Supplemental Indenture, dated as of June 20, 2013, by and among Ingersoll-Rand Global Holding Company Limited, as issuer, Ingersoll-Rand plc, Ingersoll-Rand Company Limited and Ingersoll-Rand International Holding Limited, as guarantors and The Bank of New York Mellon, as Trustee, relating to the 2.875% Senior Notes due 2019.

4.3	Second Supplemental Indenture, dated as of June 20, 2013, by and among Ingersoll-Rand Global Holding Company Limited, as issuer, Ingersoll-Rand plc, Ingersoll-Rand Company Limited and Ingersoll-Rand International Holding Limited, as guarantors and The Bank of New York Mellon, as Trustee, relating to the 4.250% Senior Notes due 2023.

4.4	Third Supplemental Indenture, dated as of June 20, 2013, by and among Ingersoll-Rand Global Holding Company Limited, as issuer, Ingersoll-Rand plc, Ingersoll-Rand Company Limited and Ingersoll-Rand International Holding Limited, as guarantors and The Bank of New York Mellon, as Trustee, relating to the 5.750% Senior Notes due 2043.

4.5	Form of Registration Rights Agreement, dated as of June 20, 2013, by and among Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand plc, Ingersoll-Rand Company Limited, Ingersoll-Rand International Holding Limited and the Representatives of the Initial Purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PLC
(Registrant)

Date: June 26, 2013	/s/ Barbara A. Santoro
Barbara A. Santoro
Vice President – Corporate Governance and Secretary